Exhibit 5

                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, N.Y. 10017-3954
                                (212) 455-2000
                                  ----------


                                 July 2, 2001


PRIMEDIA, Inc.
745 Fifth Avenue
New York, New York 10151


Ladies and Gentlemen:

          We have acted as counsel to PRIMEDIA, Inc., a Delaware corporation ("PRIMEDIA"), in connection with the Registration Statement on
Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to shares (the "Shares") of Common stock par value $0.01 per share of PRIMEDIA to be issued by PRIMEDIA pursuant to the Amended and Restated About.Com, Inc., 1999 Employee Stock Purchase Plan (the "Plan"). About.com, Inc. was acquired by PRIMEDIA pursuant to the Agreement and Plan of Merger, dated as of October 9, 2000, as amended on January 2, 2001 (the "Merger Agreement"), among PRIMEDIA, Abracadabra Acquisition Corporation, a wholly owned subsidiary of PRIMEDIA, and About.com, Inc.

          We have examined the Plan and the Merger Agreement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of PRIMEDIA, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by PRIMEDIA and, upon the issuance of the Shares in accordance with the terms of the Plan and payment of the consideration payable therefore pursuant to terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                           Very truly yours,


                                           /s/ Simpson Thacher & Bartlett


                                           SIMPSON THACHER & BARTLET